Exhibit 99.4

MARKETING MATERIALS

FOR

CAPE BANCORP, INC.

FULL CONVERSION WITH ACQUISITION

TRANSACTION

Cape Bancorp, Inc.

Full Conversion with Acquisition Transaction

Marketing Materials

TABLE OF CONTENTS

LETTERS

Letter to Members (Eligible to Vote and Buy)

Letter to Closed Accountholders (Eligible to Buy, Not Vote)

Letter to Potential Investors1 (Community Prospects)

Stifel Nicolaus “Broker Dealer” Letter

Proxy Card Reminder Notice

Stock Order Acknowledgment Letter

Stock Certificate Mailing Letter

Reminder Member Proxygram - #1

Reminder Member Proxygram - #2

Reminder Member Proxygram - #3

Community Meeting Invitation1

ADVERTISEMENTS

Local Tombstone Newspaper Advertisement2 (optional—requires a Community Offering be underway)

Local Tombstone/Meeting Newspaper Advertisement1, 2 (optional—requires a Community Offering be underway)

Branch Lobby Posters:

Option #1 - Vote Only

OR

Option #2 - Vote & Buy (optional)

Bank Statement Vote Reminder Clause (optional)

Website Vote Reminder Message (optional)

OTHER

Q&A Brochure

[1]	Applies if a community meeting will be held.

LETTER TO MEMBERS (Eligible to Vote and Buy)

[Cape Savings Bank Letterhead]

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion (the “Plan”), Cape Bancorp, Inc. is conducting an initial public offering of its common stock. After the offering is closed, Cape Bancorp will become the holding company of Cape Savings Bank, which will change its name to Cape Bank. As a result of the offering, our organization will convert from the mutual (meaning no stockholders) to the stock corporate form. Also in connection with the conversion, we are forming a charitable foundation to support charitable causes within our community. Enclosed are a Proxy Statement and Prospectus describing the stock offering and the Plan.

Simultaneously with the conclusion of the conversion and related offering, Cape Bancorp will acquire Boardwalk Bancorp, Inc. and Cape Bank will acquire Boardwalk Bank.

The Proxy Vote

Although we have received conditional regulatory approval to implement the Plan and establish the charitable foundation, we must receive the approval of our depositors. YOUR VOTE IS IMPORTANT TO US – NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND “AGAINST” THE CHARITABLE FOUNDATION. You may have received more than one Proxy Card, depending on the ownership structure of your deposit accounts at Cape Savings Bank. To cast your vote, please sign each Proxy Card; none are duplicates. Return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” both proposals. Please note:

•	Voting does not obligate you to purchase shares of common stock in our stock offering.

•	Our business focus will not change. The proceeds resulting form the sale of shares will give us additional flexibility to continue to grow and to achieve our business goals.

•	There will be no change to account numbers, interest rates or other terms of your depositor accounts.

•	Our management and staff will continue to serve you, and we look forward to welcoming the customers, shareholders and offices of Boardwalk Bank.

•	Your deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

The Stock Offering

We are offering shares of Cape Bancorp common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in this stock offering. As an eligible Cape Savings Bank depositor, you have the right, but no obligation, to buy shares of Cape Bancorp, Inc. common stock before any shares are offered for sale to the public.

Before making an investment decision, please carefully review the Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 noon, Eastern time, on                  , 2007. If you are considering purchasing stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a customer of Cape Savings Bank.

Sincerely,

Herbert L. Hornsby, Jr.

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free)

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

The Stock Information Center is closed on weekends and bank holidays

LETTER TO CLOSED ACCOUNTHOLDERS (Eligible to Buy, Not Vote)

[Cape Bancorp, Inc. Letterhead]

Dear Friend:

I am pleased to tell you about an investment opportunity. Cape Bancorp, Inc., the parent company of Cape Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No commission will be charged to purchasers in this stock offering.

As an eligible depositor of Cape Savings Bank on June 30, 2006 or September 30, 2007, whose account was closed thereafter, you have a right, without any obligation, to purchase shares of common stock, before shares are offered for sale to the general public.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Cape Bancorp common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms and full payment must be received (not postmarked) by no later than 12:00 noon, Eastern time, on             , 2007.

If you have questions regarding the offering, please refer to the Prospectus and Q&A Brochure, or call our Stock Information Center at the number shown below.

Sincerely,

Herbert L. Hornsby, Jr.
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free)

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

The Stock Information Center is closed on weekends and bank holidays

LETTER TO POTENTIAL INVESTORS (Community Prospects)

[Cape Bancorp, Inc. Letterhead]

[Note: This letter is for: 1) Community Offering Call-ins 2) Community prospects selected by the bank 3) Shareholders of Boardwalk Bank who call in for a Prospectus and Stock Order Form.]

Dear Friend:

I am pleased to tell you about an investment opportunity. Cape Bancorp, Inc., the parent company of Cape Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No commission will be charged to purchasers in this stock offering.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Cape Bancorp common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms and full payment must be received (not postmarked) no later than 12:00 noon, Eastern time, on             , 2007.

If you have questions regarding the offering, please refer to the Prospectus and Q&A Brochure, or call our Stock Information Center at the number shown below.

Sincerely,

Herbert L. Hornsby, Jr.
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free)

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

The Stock Information Center is closed on weekends and bank holidays

STIFEL NICOLAUS “BROKER DEALER” LETTER

[Stifel Nicolaus Letterhead]

Dear Sir/Madam:

At the request of Cape Bancorp, Inc., we are enclosing materials regarding the offering of shares of Cape Bancorp common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Cape Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

NOTE: To accompany – not replace – one of the preceding letters; if any order form is included in the mailing.

PROXY CARD REMINDER NOTICE - Optional

[CAPE SAVINGS BANK LOGO]

IMPORTANT NOTICE:

THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE EACH CARD…

NONE ARE DUPLICATES!

THANK YOU,

YOUR BOARD OF DIRECTORS

NOTE: To be included in original mailing of voting member packages, printed on 8 1/2” x 11”colored paper.

STOCK ORDER ACKNOWLEDGEMENT LETTER

[Cape Bancorp, Inc. Letterhead]

[imprinted with name & address of subscriber]	INTERNAL USE ONLY
Date	Batch #: Order #:

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Cape Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (    )     -    , from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. Refer to the batch and order number listed below.

Stock Registration:

Name1

Name2

Name3

Street1

Street2

City, State Zip

Other Order Information:

Number of Shares Requested:

Offering Category:              (subject to verification; see descriptions below)

Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated                     , 2007, in the section entitled “The Conversion and Stock Offering – Subscription Offering and Subscription Rights.”

The offering period ends at 12:00 noon, Eastern time, on ________, 2007. We are then required to receive final regulatory approval, as well as the approval of our depositors before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

Cape Bancorp, Inc.

Offering Category Descriptions:

1.	Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on June 30, 2006;

2.	Cape Savings Bank’s tax-qualified employee benefit plans;

3.	Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on September 30, 2007;

4.	Depositors of Cape Savings Bank as of _________ ___, 2007, who are not eligible to subscribe for shares under categories 1 and 3;

NOTE: Provided to Mellon who will imprint and mail out the acknowledgements.

STOCK CERTIFICATE MAILING LETTER

[Cape Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Cape Bancorp, Inc. A total of              shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:

by mail:

by phone:

by email:

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the Cape Savings Bank passbook savings rate of     % per annum, calculated from the date your funds were processed until             , 2008.

If your stock order was paid in full or in part by authorizing a withdrawal from a Cape Savings Bank deposit account, the withdrawal was made on             , 2008. Until then, interest was earned at your applicable contractual deposit account rate, and it remains in your account.

Cape Bancorp, Inc. common stock trades on the Nasdaq Global Select Market under the symbol “CBNJ.” Should you wish to buy or sell Cape Bancorp, Inc. shares in the future, please contact a stockbroker.

Thank you for sharing in our company’s future.

Sincerely,

Herbert L. Hornsby, Jr.
President and Chief Executive Officer

NOTE: Letter assumes the order is filled. This letter will be tailored in the event of an oversubscription to mention interest plus refund. This letter will be mailed by the Transfer Agent.

REMINDER MEMBER PROXYGRAM #1

[This reminder note accompanies a proxy card and Proxy Return Envelope sent to high vote customers shortly after the initial mailing. For subsequent reminders, we may use one or both of the next two pages.]

[CAPE SAVINGS BANK LOGO]

PLEASE VOTE AND RETURN

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you,

please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed Proxy Reply Envelope,

or use the telephone or Internet voting instructions on the Proxy Card.

CAPE SAVINGS BANK’S BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION

AND

“FOR” ESTABLISHMENT OF A CHARITABLE FOUNDATION

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE TWO PROPOSALS

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK

DURING THE CAPE BANCORP, INC. STOCK OFFERING

THE PLAN OF CONVERSION CHANGES OUR FORM OF CORPORATE

ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO YOUR CAPE SAVINGS

BANK DEPOSIT ACCOUNTS OR LOANS

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Questions?

Please call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free)

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

The Stock Information Center is closed on weekends and bank holidays

NOTE: This can be printed on 8  1/2” x 11” yellow paper.

REMINDER MEMBER PROXYGRAM #2

R E M I N D E R . . .

HAVE YOU VOTED YET?

PLEASE VOTE BY RETURNING

THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted

the Proxy Card(s) we mailed to you

Our Board of Directors urges you to vote

“FOR” the Plan of Conversion

AND

“FOR” establishment of a charitable foundation

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE TWO PROPOSALS.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT

PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY

VOTE USING THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK

DURING THE CAPE BANCORP, INC. STOCK OFFERING,

NOR DOES IT AFFECT YOUR CAPE SAVINGS BANK’S DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates.

Questions?

Please call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free)

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

The Stock Information Center is closed on weekends and bank holidays

[CAPE SAVINGS BANK LOGO]

NOTE: This is printed on 8  1/2” x 11” blue paper.

REMINDER MEMBER PROXYGRAM #3

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN

In order to implement Cape Savings Bank’s Plan of Conversion and to establish a charitable foundation,

we must obtain approval of our depositors.

If you are unsure whether you voted, please promptly

vote the enclosed replacement Proxy Card.

Your vote cannot be counted twice!

OUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION

AND

“FOR” ESTABLISHMENT OF A

CHARITABLE FOUNDATION.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates.

Questions?

Please call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free),

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

The Stock Information Center is closed on weekends and bank holidays.

[CAPE SAVINGS BANK LOGO]

NOTE: This is printed on 8  1/2” x 11” green paper.

COMMUNITY MEETING INVITATION

[included in initial mailing package]

[CAPE BANCORP, INC. LOGO]

You’re Invited!

You are cordially invited to a Community Meeting to learn

more about the offering of Cape Bancorp, Inc. common

stock and the conversion of Cape Savings Bank.

Senior executives of Cape Savings Bank will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Our Stock Information Center at

(    )     -         (local) or (    )     -         (toll free)

From 10:00 a.m. to 4:00 p.m. Eastern time

Monday through Friday

The Stock Information Center is closed on weekends and bank holidays

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT

[Optional – requires that a community offering be underway]

[CAPE BANCORP, INC. LOGO]

Holding Company for Cape Savings Bank

UP TO 10,580,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Cape Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from

Cape Bancorp, Inc. without sales commissions or fees, during the offering period.

This offering expires at 12:00 noon, Eastern time on             , 2007.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free),

From 10:00 a.m. to 4:00 p.m., Monday through Friday,

The Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

LOCAL TOMBSTONE/MEETING NEWSPAPER ADVERTISEMENT

[Optional – requires that a community offering be underway]

[CAPE BANCORP, INC. LOGO]

Holding Company for Cape Savings Bank

UP TO 10,580,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Cape Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Cape Bancorp, Inc., without sales commissions or fees, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Cape Bancorp, Inc.

common stock and the conversion of Cape Savings Bank

[DATE]

    :00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free),

From 10:00 a.m. to 4:00 p.m., Monday through Friday,

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 12:00 NOON, EASTERN TIME, ON             , 2007.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – VOTE ONLY

[NOTE: This notice or the following notice should be printed by Cape Savings Bank and placed in branches, in one or more ways: on an easel, on the front doors, at teller windows, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind depositors to vote on:

- The Plan of Conversion

AND

- The establishment of a charitable foundation.

• The Plan will not result in changes to your account relationships with

Cape Savings Bank.

• The charitable foundation will be established in order

to benefit our communities.

• Your deposit accounts will continue to be insured by the FDIC,

up to the maximum legal limits.

• Voting does not obligate you to purchase shares of Cape Bancorp, Inc.

common stock during the offering.

Our Board of Directors asks that you join them in voting “FOR”

both of these important proposals.

If you have questions, call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free),

From 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

[CAPE SAVINGS BANK LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the FDIC or any other government agency.

BRANCH LOBBY POSTER – VOTE & BUY - Optional

TIME IS RUNNING OUT!

We are conducting an offering of shares of our common stock

UP TO 10,580,000 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 12:00 NOON ON                  , 2007

******************************

HAVE YOU VOTED YET?

We would like to remind our customers to vote on:

- The Plan of Conversion

AND

- The establishment of a charitable foundation to benefit our communities.

Please vote and return the Proxy Card(s) we mailed to you in the Proxy Reply Envelope provided.

• The Plan will not result in changes to your account relationships with Cape Savings Bank.

• The charitable foundation will be established in order to benefit our communities.

• Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

• Voting does not obligate you to purchase shares of Cape Bancorp, Inc. common stock during the offering.

If you have questions about the stock offering or voting,

call our Stock Information Center at (    )     -         (local) or (    )     -         (toll free),

From 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

[CAPE BANCORP, INC. LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER CLAUSE - optional

In November, you may have received a large envelope containing proxy card(s) to be used to vote on our organization’s Plan of Conversion and to vote on the establishment of a charitable foundation. If you received proxy card(s), but have not voted, please do so. If you have questions about voting, call our Stock Information Center at (    )     -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time. Thank you.

NOTE: This optional reminder can be printed in a “notice” section of bank statements. Alternatively, statement can include a slip of paper printed with this reminder.

WEBSITE VOTE REMINDER NOTICE (OPTIONAL)

HAVE YOU VOTED YOUR CAPE SAVINGS BANK PROXY CARD(S)?

Our depositors recently received proxy cards to be used to vote on Cape Savings Bank’s Plan of Conversion and to vote on the establishment of a charitable foundation to benefit our communities.

If you have unvoted proxy cards, you may follow the mail, internet or telephone voting instructions on your proxy card(s). A link is provided below to vote by internet.

We hope that you will vote “FOR” both important proposals. If you have questions about voting, call our Stock Information Center, at (    )     -        , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time. Thank you.

NOTE: This optional reminder can be added as a “pop up” when customers log in to their accounts on The Cape Savings Bank website;

Q&A BROCHURE

Q&A About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion and related stock offering are in the best interest of Cape Savings Bank, our customers and the communities we serve.

Q.	What is the conversion?

A.	Under our Plan of Conversion, Cape Savings Bank will convert from a mutual (meaning no stockholders) savings bank to the stock form of organization through the sale of shares of Cape Bancorp Inc. common stock.

Q.	What is The CapeBank Charitable Foundation and why is it being established?

A.	In connection with the conversion, we intend to establish The CapeBank Charitable Foundation. We are pleased that the charitable foundation will benefit our community through supporting charitable causes and organizations. The charitable foundation will be funded with a combination of Cape Bancorp common stock and cash.

Q.	What are the reasons for the conversion?

A.	The conversion and related stock offering are intended to provide the stock and funds necessary to acquire Boardwalk Bancorp, Inc. and to support our future growth through branching and, possibly, through acquisitions. Additionally, funds received in the stock offering will be used for general corporate purposes, including traditional funding and lending in our community.

Q.	Will the conversion affect customers’ deposit accounts or loans?

A.	No. The conversion will not affect the balance or terms of deposit or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts are not being converted to stock.

Q.	Why should I vote on the Plan of Conversion and on The CapeBank Charitable Foundation?

A.	Cape Savings Bank depositors as of , 2007 received a proxy card attached to a Stock Order Form. Voters’ packages include detailed information with regard to the two proposals, which cannot be implemented without depositor approval. Our Board of Directors believes that converting to a fully-public company and raising capital through the stock sale will best support our future growth. Establishing and funding the charitable foundation is in keeping with our long-standing commitment to charitable organizations. VOTING IS IMPORTANT! Not returning a proxy card has the same effect as a vote ‘AGAINST’ both proposals. Our Board of Directors urges a vote ‘FOR’ each of the two proposals.

Q.	Will customers notice any change in Cape Savings Bank’s day-to-day activities as a result of the conversion?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our management and staff as a result of the conversion. We will continue to operate as an independent bank.

The acquisition of Boardwalk Bancorp by Cape Bancorp will occur simultaneously with the completion of the conversion, and Cape Bank will acquire Boardwalk Bank. We look forward to welcoming the customers of Boardwalk Bank and enhancing our branch network with the addition of Boardwalk Bank branches.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	In the stock offering, Cape Bancorp is offering for sale between 7,820,000 and 10,580,000 (subject to increase to 12,167,000) shares of common stock at $10.00 per share. No sales commission will be charged to purchasers in the stock offering.

In addition to the shares issued in the conversion, Boardwalk Bancorp shareholders will receive Cape Bancorp stock as merger consideration.

Q.	Who is eligible to purchase stock in the Offering?

A.	Pursuant to our Plan of Conversion, non-transferable rights to order shares of common stock in a Subscription Offering have been granted in the following order of eligibility priority:

Priority #1 – Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on June 30, 2006;

Priority #2 – Our tax-qualified employee benefit plans;

Priority #3 – Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on September 30, 2007, and;

Priority #4 – Depositors of Cape Savings Bank as of             , 2007, who are not eligible to subscribe for shares under priorities 1 and 3.

If all shares are not subscribed for in the Subscription Offering, Cape Bancorp shares may be available to the general public in a Community Offering. The Community Offering may commence during the Subscription Offering

In the Community Offering, shares will be available to the general public. First preference will be given to natural persons and the trusts of natural persons residing in Atlantic or Cape May Counties, New Jersey. Second preference will be granted to Boardwalk Bancorp shareholders at the close of business on                  , 2007.

In the event that orders are received for more shares than are available for sale in the stock offering, shares will be allocated as described in the Prospectus.

Q.	How can I buy shares during the Offering?

A.	Shares may be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by 12:00 noon, Eastern time, on , 2007. Delivery of a Stock Order Form may be made in one of the following ways: (1) by mail, using the Order Reply Envelope provided, (2) by overnight delivery to the Stock Information Center address noted on the Stock Order Form, or (3) by hand-delivery to the Stock Information Center. Stock order forms may NOT be delivered to Cape Savings Bank banking offices.

Q.	What is the deadline for purchasing shares?

A.	An executed Stock Order Form with the required full payment must be physically received by us, using an accepted method of delivery as described above, by no later than 12:00 noon, Eastern time, on , 2007.

Q.	How can I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Cape Bancorp, Inc. These will be cashed upon receipt. Cash and wire transfers will not be accepted.

(2)	By authorizing direct withdrawal of funds from your Cape Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment – Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. The types of Cape Savings Bank deposit accounts that may be used for this purpose are outlined on the Stock Order Form. The funds designated must be available within the account(s) at the time the order form is received.

Q.	Can I use my Cape Savings Bank IRA to purchase the shares?

A.	You might be able to use IRA funds, although using them for this type of purchase requires special arrangements and additional processing time. If you are interested in using IRA funds held at Cape Savings Bank or elsewhere, please call the Stock Information Center as soon as possible – preferably two weeks before the , 2007 offering deadline.

Q.	Can I use a loan from Cape Savings Bank to pay for shares?

A.	No. Cape Savings Bank, by regulation, may not extend a loan for the purchase of Cape Bancorp stock in the offering. Similarly, you may not use existing Cape Savings Bank line of credit checks to purchase stock in the offering.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by check or money order, you will earn interest at Cape Savings Bank’s passbook savings rate from the day we process your check or money order until the closing of the conversion. At that time, we will issue you a check for interest earned on these funds. If you pay for the shares by authorizing a direct withdrawal from your Cape Savings Bank deposit account(s), your funds will continue earning interest during the offering at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by one person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 35,000 ($350,000). Also, no person, with associates, or with persons acting in concert, may purchase more than 50,000 shares ($500,000). More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the section of the Prospectus entitled “The Conversion and Sock Offering – Limitations on Purchases of Shares.”

Q.	Is it possible that I do not receive any or all of the shares I ordered?

A.	Yes. If we receive orders in the offering for more shares than we have available to sell, we will allocate shares as described in the Prospectus. If we are unable to fill your order, in whole or in part, you will receive a refund based upon your method of payment.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible depositor?

A.	No. Subscription rights are non-transferable! Only certain Cape Savings Bank depositors have non-transferable rights to purchase shares in the subscription offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible depositor(s), as described further in the enclosed Prospectus. On occasion, unscrupulous people attempt to persuade eligible accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may be subject involved parties to prosecution. If you become aware of any such activities, we ask that you notify us promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering.

Q.	Will the stock be insured?

A.	No. Like any common stock, Cape Bancorp stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	We have not determined whether we will pay dividends on the common stock. After the conclusion of the conversion, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition.

Q.	How will Cape Bancorp, Inc.’s shares trade?

A.	Upon completion of the offering, the shares of Cape Bancorp are expected to trade on the Nasdaq Global Select Market, under the symbol “CBNJ”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Cape Bancorp shares in the future. Purchasers may not be able to sell the shares of common stock they ordered in our offering until their stock certificate is delivered to them, even though the common stock will have begun trading.

Q.	Are officers and Directors of Cape Bancorp planning to purchase stock?

A.	Yes! The executive officers and directors of Cape Bancorp and their associates plan to purchase, in the aggregate, 332,500 shares or approximately 3.1% of the shares offered for sale at the maximum of the offering range (10,580,000 shares).

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order cannot be modified or withdrawn.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	A Stock Information Center has been established and is located across the parking lot from the Cape Savings Bank headquarters. The address is 211 North Main Street, Building 211, Cape May Court House, NJ. You may visit the Stock Information Center or call, ( ) - (local) or ( ) - (toll free) from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on weekends or on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.